                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

     /X/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /_/  Soliciting Material Under Rule 14a-12

                         HEALTHCARE SERVICES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid

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                         HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE
                                    SUITE 300
                          BENSALEM, PENNSYLVANIA 19020

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 22, 2007

                            -------------------------

To the Shareholders of
HEALTHCARE SERVICES GROUP, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
Healthcare Services Group, Inc. (the "Company") will be held at the Radisson
Hotel of Bucks County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on
May 22, 2007, at 10:00 A.M., for the following purposes:

          (1)       To elect eight directors;

          (2)       To  approve  an  amendment  to  the  Company's  Amended  and
                    Restated Articles of Incorporation to increase the aggregate number of shares of capital stock authorized to be issued by the Company from 30,000,000 to 100,000,000;

          (3)       To approve and ratify the selection of Grant Thornton LLP as the  independent  registered  public  accounting firm of the
                    Company for its current  fiscal  year  ending  December  31,
                    2007; and

          (4)       To consider and act upon such other business as may properly come before the Meeting and any adjournment or postponement.

      Only shareholders of record at the close of business on April 9, 2007 will be entitled to notice of and to vote at the Annual Meeting.

      PLEASE SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU
EXPECT TO ATTEND THE MEETING, IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU. A
RETURN ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

                                              By Order of the Board of Directors

                                                     DANIEL P. MCCARTNEY
                                                  Chairman of the Board and
                                                   Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 10, 2007

                         HEALTHCARE SERVICES GROUP, INC.
                               3220 TILLMAN DRIVE
                                    SUITE 300
                          BENSALEM, PENNSYLVANIA 19020

                            -------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 22, 2007

                            -------------------------

      This Proxy Statement is furnished to the Shareholders of Healthcare
Services Group, Inc. (the "Company") in connection with the solicitation by the
Board of Directors of the Company of proxies for the Annual Meeting of
Shareholders (the "Annual Meeting") to be held at the Radisson Hotel of Bucks
County, 2400 Old Lincoln Highway, Trevose, Pennsylvania 19047, on May 22, 2007
at 10:00 A.M. At the Annual Meeting, the shareholders will consider the following proposals: (1) to elect eight directors; (2) to approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the aggregate number of shares of capital stock authorized to be issued by the
Company from 30,000,000 to 100,000,000; (3) to approve and ratify the selection of Grant Thornton LLP as the independent registered public accounting firm (the
"Independent Auditors") of the Company for its current fiscal year ending
December 31, 2007; and (4) to consider and act upon such other business as may properly come before the Annual Meeting and any adjournment or postponement.

      This Proxy Statement is being mailed to shareholders on or about April 10,
2007.

                           PROXIES; VOTING SECURITIES

      Only holders of Common Stock of record at the close of business on April
9, 2007 (the "Record Date") are entitled to notice of and to vote at the Annual
Meeting. On the Record Date, there were issued and outstanding approximately
[27,180,000] shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is required to constitute a quorum at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

      All shares that are represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies are received, such proxies will be voted FOR each of the proposals. For purposes of determining the presence of a quorum for transacting business at the Annual
Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power), if applicable, will be treated as shares that are present but which have not been voted.

      A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

      All expenses in connection with this solicitation will be borne by the
Company. It is expected that solicitation will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone, telegraph or in person, without additional compensation, except for reimbursement of out-of-pocket expenses.

                              CORPORATE GOVERNANCE

      The Company operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the
Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NASDAQ Stock Market has recently finalized changes to its corporate governance and listing requirements.

DIRECTOR INDEPENDENCE

      In accordance with these latest developments and the listing requirements of the NASDAQ Stock Market, a majority of the current members of the Company's Board of Directors are independent: namely, John M. Briggs,
Robert L. Frome, Robert J. Moss and Barton D. Weisman.  The Board of
Directors has also determined that Dino D. Ottaviano, a new nominee to the
Board of Directors, is independent pursuant to the listing requirements of the NASDAQ Stock Market.

      Mr. Barton D. Weisman, a director of the Company, has an ownership interest in ten nursing homes that have entered into service agreements with the
Company. During the year ended December 31, 2006, these agreements resulted in gross revenues of approximately $3,351,622 to the Company (less than 1% of the
Company's total revenues). Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

      Mr. Robert L. Frome, a director of the Company, is a member of the law firm of Olshan Grundman Frome Rosenzweig & Wolosky, LLP, which law firm has been retained by the Company during the last fiscal year. Fees paid by the Company to such firm during the year ended December 31, 2006 were less than $120,000.
Additionally, the fees paid by the Company did not exceed 5% of such firm's total revenues.

      Notwithstanding the abovementioned transactions, both Mr. Frome and Mr.
Weisman are independent directors as such term is defined by NASDAQ Rule
4200(a)(15) of the NASDAQ Stock Market listing standards.

CODE OF ETHICS AND BUSINESS CONDUCT

      We have also adopted a Code of Ethics and Business Conduct for directors, officers and employees of the Company. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics and Business Conduct is posted on our website at WWW.HCSGCORP.COM.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      At the Annual Meeting, eight directors of the Company are to be elected, each to hold office for a term of one year. Unless authority is specifically withheld, management proxies will be voted FOR the election of the nominees named below to serve as directors until the next annual meeting of shareholders and until their successors have been chosen and qualify. Should any nominee not be a candidate at the time of the Annual Meeting (a situation which is not now anticipated), proxies will be voted in favor of the remaining nominees and may also be voted for substitute nominees. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected. Brokers that do not receive instructions are entitled to vote for the election of directors.

      The nominees are as follows:

                    Name, Age, Principal Occupations
                   for the Past Five Years and Current                Director
                  Public Directorships or Trusteeships                 Since
                  ------------------------------------                 -----

Daniel P. McCartney, 55, Chief Executive Officer and Chairman of the    1977
   Board of the Company for more than five years.
Barton D. Weisman, 79, Chairman of the Board of NuVision Management,    1983(2)
   LLC  (successor   company  to  H.B.A.   Corporation   and  H.B.A.
   Management,  Inc.)  since  2002;  President  and Chief  Executive
   Officer of several affiliated companies,  which own and/or manage nursing homes, for more than five years.
Joseph F.  McCartney,  52,  Divisional Vice President of the Company    1983
   for more than five years; brother of Daniel P. McCartney.
Robert L. Frome, Esq., 69, Member of the law firm of Olshan Grundman    1983
   Frome Rosenzweig & Wolosky LLP for more than five years; Director of NuCo2, Inc., Continuum Group A, Inc. and Horizon Wimba, Inc.
Thomas A. Cook,  61,  President and Chief  Operating  Officer of the    1987
   Company for more than five years.
Robert J. Moss,  Esq., 69, Court Officer of First Judicial  District    1992(1)(2)
   of Pennsylvania since 2006.  President of Moss Associates,  a law firm, for more than four years.
John M. Briggs, CPA, 56, Treasurer,  Philadelphia Affiliate of Susan    1993(1)(2)
   G. Komen for the Cure since February,  2005;  formerly Partner of
   Briggs, Bunting & Dougherty,  LLP, a registered public accounting firm for more than five years. Board member of the Capstone Group of Regulated Investment Funds.
Dino D. Ottaviano, 59, Principal of D20 Marketing,  Inc., a provider    N/A
   of  internet  productivity  tools  founded  in  2006.  Previously employed for 23 years with Transcontinental  Direct (successor to
   Communication  Concepts,   Inc.),  a  publicly  held  outsourcing
   printer,   retiring  in  2002  as  Vice   President  of  Business
   Development.

--------
(1)  Member of Nominating, Compensation and Stock Option Committee.

(2)  Member of Audit Committee.

     THE DIRECTORS RECOMMEND A VOTE "FOR" ALL NOMINEES.

                      OTHER EXECUTIVE OFFICERS

                  Name, Age, Principal Occupations
                 for the Past Five Years and Current
                Public Directorships or Trusteeships
                ------------------------------------

James L. DiStefano, 62, Chief Financial Officer and Treasurer for more than five years.*
Richard W. Hudson, 59, Vice President of Finance and Secretary for more than five years.*
--------
*  Upon Mr. DiStefano's retirement on [March 31], 2007, Mr. Hudson became Chief
   Financial Officer.

                        BOARD OF DIRECTORS AND COMMITTEES

      BOARD OF DIRECTORS. The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board meets on a regularly scheduled basis during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met six times during the 2006 fiscal year. During 2006, each member of the Board participated in at least 75%
of all Board and applicable committee meetings held during the period for which he was a director or committee member with the exception of Robert Moss who, due to health reasons in the second and third quarters, attended approximately 50%
of Board and committee meetings. Mr. Moss has since resumed full participation as a director. Directors are expected to attend all Board meetings and meetings of committees on which they serve, and each Annual Meeting. In 2006, all seven of the directors attended the Company's Annual Meeting.

      The Board has established an Audit Committee, and a Nominating,
Compensation and Stock Option Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during
2006 with respect to the Audit Committee, and the Nominating, Compensation and
Stock Option Committee are described below:

      AUDIT COMMITTEE. The Audit Committee's primary responsibilities, as described in the Amended and Restated Audit Committee Charter (a copy of which is appended to this proxy statement as ANNEX A and is available on the Company's website, WWW.HCSGCORP.COM) include:

      (a) appointment, compensation and oversight of the Company's Independent
Auditors, who report directly to the Audit Committee, including (i) prior review of the Independent Auditor's plan for the annual audit, (ii) pre-approval of both audit and non-audit services to be provided by the Independent Auditors and
(iii) annual assessment of the qualifications, performance and independence of the Independent Auditors;

      (b) overseeing and monitoring the Company's accounting and financial reporting processes and internal control system, audits of the Company's financial statements and the quality and integrity of the financial reports and other financial information issued by the Company;

      (c) providing an open avenue of communication among the Independent
Auditors and financial and other senior management and the Board;

      (d) reviewing with management and, where applicable, the Independent
Auditors, prior to release, required annual, quarterly and interim filings by the Company with the Securities and Exchange Commission and the type and presentation of information to be included in earnings press releases;

      (e) reviewing material issues, and any analyses by management or the
Independent Auditors, concerning accounting principles, financial statement presentation, the adequacy of the Company's internal controls and significant financial reporting issues and judgments and the effect of regulatory and accounting initiatives on the Company's financial statements;

      (f) reviewing with the Company's legal counsel any legal matters that could have a significant effect on the Company's financial statements, compliance with applicable laws and regulations and inquiries from regulators or other governmental agencies;

      (g) reviewing and approving all related party transactions between the
Company and any director, executive officer, other employee or family member;

      (h) reviewing and overseeing compliance with the Company's Code of Ethics and Business Conduct;

      (i) establishing procedures regarding the receipt, retention and treatment of, and the anonymous submission by employees of the Company of, complaints regarding the Company's accounting, internal controls or auditing matters; and

      (j) reporting Audit Committee activities to the full Board of Directors and issuing annual reports to be included in the Company's proxy statement. Each of Messrs. Moss, Weisman and Briggs are independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards.

      Mr. Briggs has been designated the "audit committee financial expert" and he satisfies the attributes required of "audit committee financial experts"
pursuant to Section 407 of Sarbanes-Oxley. The Audit Committee met six times during 2006. The report of Audit Committee for the fiscal year ended December
31, 2006 is included herein under "Audit Committee Report" below.

      NOMINATING, COMPENSATON AND STOCK OPTION COMMITTEE. The Nominating,
Compensation and Stock Option Committee (composed of Messrs. Briggs & Moss) are to assist the Board by:

      (a) developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company;

      (b) identifying, reviewing and evaluating individuals qualified to become
Board members and recommending that the Board select director nominees for each annual meeting of the Company's shareholders;

      (c) discharging the Board's responsibilities relating to the compensation of Company executives; and

      (d) administering the Company's stock option plans or other equity-based compensation plans.

      Each of Messrs. Briggs and Moss are Independent Directors as such term is defined by Rule 4200(a)(15) of the NASDAQ Stock Market listing standards. The
Nominating, Compensation and Stock Option Committee met once during 2006.

      The Nominating, Compensation and Stock Option Committee has not adopted a policy or process by which shareholders may make recommendations to the
Committee of candidates to be considered by this Committee for nomination for election as Directors. The Committee has determined that it is not appropriate to have such a policy because such recommendations may be informally submitted to and considered by the Committee under its Charter. Shareholders may make such recommendations by giving written notice to Healthcare Services Group, Inc.,
3220 Tillman Drive, Suite 300, Bensalem, PA 1902, Attention: Corporate Secretary
either by personal delivery or by United States mail, postage prepaid. The
Charter of the Nominating, Compensation and Stock Option Committee is provided on the Company's website, www.hcsgcorp.com, and is included as ANNEX B to this proxy statement. The Committee has not established a formal process for identifying and evaluating nominees for Director, although generally the
Committee may use multiple sources for identifying and evaluating nominees for
Director, including referrals from current Directors and shareholders. The
Committee has identified certain qualifications it believes an individual should possess before it recommends such person as a nominee for election to the Board of Directors. The Committee believes that nominees for Director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company's shareholders. The Committee seeks to ensure that the composition of the Board at all times adheres to the independence requirements of the NASDAQ Stock Market,
Inc. and reflects a range of talents, skills, and expertise, particularly in the areas of management, leadership, and experience in the Company's and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. See below for the Report of the
Nominating, Compensation and Stock Option Committee regarding executive compensation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of the Record Date, regarding the beneficial ownership of Common Stock by each person or group known by the Company to own: (i) 5% or more of the outstanding shares of Common Stock,
(ii) each director of the Company, (iii) the Named Executive Officers as defined in Item 402(a)(3) of Regulation S-K and other Executive Officers and (iv) all current directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted.

                                                              Amount and
                                                               Nature of       Percent
                                                              Beneficial          of
Name and Beneficial Owner or Group (1) (2)                     Ownership       Class (3)
------------------------------------------                     ---------       ---------
Advisory Research Inc.                                       2,439,877 (4)      8.8%
Daniel P. McCartney                                          2,395,321 (5)      8.5%
Wells Capital Management Incorporated                        1,965,079 (6)      7.1%
Pequot Capital Management, Inc.                              1,666,800 (7)      6.0%
Thomas A. Cook                                                 576,733 (8)      2.0%
Barton D. Weisman                                              246,685 (9)      (17)
James L. DiStefano                                             146,702 (10)     (17)
Joseph F. McCartney                                            121,918 (11)     (17)
John M. Briggs                                                  59,975 (12)     (17)
Robert L. Frome                                                 60,251 (13)     (17)
Robert J. Moss                                                  49,637 (14)     (17)
Richard W. Hudson                                               40,842 (15)     (17)
Dino M. Ottaviano                                                        0       --

Directors and Executive Officers as a group (9 persons)      3,698,064 (16)    12.7%

--------------
(1)   The address of all persons is c/o Healthcare Services Group, Inc., 3220
      Tillman Drive, Suite 300, Bensalem, PA 19020.

(2)   The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road,
      Westport, CT 06880. The address of Wells Capital Management Incorporated is 525 Market
      Street, San Francisco, CA 94105
      The address of Advisory Research, Inc. is 180 North Stetson Street,
      Suite 5500, Chicago, IL 60601

(3)   Based on 27,662,000 shares of Common Stock outstanding at the Record
      Date.

(4)   According to a Schedule 13G filed by Advisory Research Inc. dated February
      20, 2007, it has sole dispositive power and sole voting power with respect to the 2,439,877 shares.

(5)   Includes incentive stock options to purchase 90,795 shares and nonqualified stock options to purchase 422,221 shares all currently exercisable, and 23,470 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan;
      also includes an aggregate of 33,601 shares held by Mr. McCartney's adult child who shares Mr. McCartney's household. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a
      "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended, by virtue of his position as founder, director, Chief Executive Officer and a principal shareholder of the Company.

(6)   According to a Schedule 13G filed by Wells Fargo & Company dated February
      6, 2007, it and Wells Capital Management Incorporated, Wells Fargo Funds
      Management, LLC and Wells Fargo Bank, National Association have, in the aggregate, beneficial ownership of 1,965,079 shares.

(7)   According to a Schedule 13G filed by Pequot Capital Management, Inc. dated
      February 14, 2007, it has sole dispositive power and sole voting power with respect to the 1,666,800 shares.

(8)   Includes incentive stock options to purchase 120,024 shares and nonqualified stock options to purchase 420,609 shares all currently exercisable, and 16,852 shares credited to Mr. Cook's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(9)   Includes nonqualified stock options to purchase 79,843 shares, all currently exercisable; also includes 87,299 shares that Mr. Weisman holds in a trust of which he and his wife serve as trustees. Mr. Weisman disclaims beneficial ownership of the shares held in trust.

(10)  Includes incentive stock options to purchase 108,939 shares and nonqualified stock options to purchase 28,003 shares, all currently exercisable, and 5,741 shares credited to Mr. DiStefano's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(11)  Includes incentive stock options to purchase 39,499 shares and nonqualified stock options to purchase 28,003 shares, all currently exercisable, 4,688 shares credited to Mr. McCartney's account (but unissued) in connection with the Company's Deferred Compensation Plan and
      1,920 shares held by Mr. McCartney's minor child.

(12)  Includes nonqualified stock options to purchase 26,604 shares, all currently exercisable.

(13)  Includes nonqualified stock options to purchase 53,501 shares, all currently exercisable.

(14)  Represents nonqualified stock options to purchase 49,637 shares, all currently exercisable.

(15)  Includes incentive stock options to purchase 21,604 shares and nonqualified stock options to purchase 12,849 shares, all currently exercisable, and 1,111 shares credited to Mr. Hudson's account (but unissued) in connection with the Company's Deferred Compensation Plan.

(16)  Includes 1,502,131 shares underlying options granted to this group. All options are currently exercisable; also includes 51,862 shares credited to the accounts of certain executive officers (but unissued) in connection with the Company's Deferred Compensation Plan.

(17)  Less than 1% of the outstanding shares.

                             MANAGEMENT COMPENSATION

COMPENSATION Discussion AND ANALYSIS

COMPENSATION Objectives

      We refer to our chief executive officer, the chief financial officer, and each of our other three most highly compensated executive officers as our named executive officers. For all named executive officers compensation is intended to be performance-based. Our Nominating, Compensation and Stock Option Committee
believes that compensation paid to executive officers should be closely aligned with our performance on both a short-term and long-term basis to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long-term success.

      In establishing compensation for executive officers, the following are the
Nominating, Compensation and Stock Option Committee's objectives:

      o   Attract and retain individuals of superior ability and managerial talent;

      o   Ensure officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our shareholders;
          and

      o   Enhance the officers' incentive to increase our stock price and maximize shareholder value, as well as promote retention of key people, by providing a portion of total compensation for management in the form of direct ownership in us through stock options and other compensatory stock-based plans.

      To achieve these objectives, our overall compensation program aims to pay our named executive officers competitively, consistent with our success and their contribution to that success. To accomplish this we rely on programs that provide compensation in the form of both cash and equity. Although our
Nominating, Compensation and Stock Option Committee has not adopted any formal guidelines for allocating total compensation between cash and equity, the
Nominating, Compensation and Stock Option Committee considers the balance between providing short-term incentives and long-term parallel investment with shareholders to align the interests of management with shareholders.

      We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation, although the Nominating,
Compensation and Stock Option Committee may elect to retain such a consultant in the future if it determines that so doing would be helpful in developing, implementing or maintaining compensation plans.

      The Nominating, Compensation and Stock Option Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, the
Nominating, Compensation and Stock Option Committee has historically taken into account input from other independent members of our board of directors and, to the extent available, publicly available data relating to the compensation practices and policies of other companies within and outside our industry. The
Nominating, Compensation and Stock Option Committee compares our executive compensation against the compensation paid by these peer companies. While such comparisons may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

      Although generally we believe that executive base salaries should be targeted taking into consideration the median of the range of salaries for executives in similar positions at comparable companies, we recognize that, to attract, retain and motivate key individuals, such as the named executive officers, the compensation committee may determine that it is in our best interests to negotiate total compensation packages with our executive management that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each named executive officer is determined around this structure, driven by the performance of the executive over time, as well as our annual performance.

DETERMINATION OF COMPENSATION AWARDS

      The compensation of the Chief Executive Officer of the Company is
determined by the Nominating, Compensation and Stock Option Committee. Such
Committee's determinations regarding compensation are based on a number of factors including, in order of importance:

      o   Consideration of the operating and financial performance of the
          Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

      o   Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

      o   Consideration of the individual's overall contribution to the Company.

      Compensation for the Named Executive Officers (referred to in the summary compensation table) other than the Chief Executive Officer is determined by the
Nominating, Compensation and Stock Option Committee based upon consultation with the Chief Executive Officer, taking into account the same factors considered by the Board in determining the Chief Executive Officer's compensation as described above. Except as set forth below, the Company has not established a policy with regard to Section 162(m) of the Internal Revenue Code of 1986, as amended (the
"Code"), since the Company has not paid salaried compensation in excess of $1 million per annum to any employee. Under the 1995 Plan, no recipient of options may be granted options to purchase more than 125,000 shares of Common Stock.
Therefore, compensation received as a result of options granted under the 1995
Plan qualify as "performance-based" for purposes of Section 162(m) of the Code.
In addition, under the 2002 Plan, no recipient of options may be granted options to purchase more than 50,000 shares of Common Stock in any calendar year.
Therefore, compensation received as a result of options granted under the 2002
Plan, qualify as "performance-based" for purposes of Section 162(m) of the Code
(the options exercised by the Named Executive Officers in fiscal 2006 were granted under either the 1995 Plan or the 2002 Plan). No stock options were granted in 2006.

      The Company applies a consistent approach to compensation for all employees, including senior management. This approach is based on the belief that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives.

ELEMENTS OF COMPENSATION

      BASE SALARY. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by companies in our industry. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Base salaries are also adjusted annually to take into account performance-based compensation.

      PERFORMANCE-BASED COMPENSATION. We structure our annual incentive program to reward executive officers based on our performance and the individual executive's contribution to that performance. This allows executive officers to receive such compensation based on the results that they helped us to achieve in the previous year. The incentive payment, based upon the Company's prior year performance, becomes the major portion of the named executive officer's salary for the following year. Currently, this payment is only made to Mr. Daniel P.
McCartney and Mr. Thomas A. Cook and is based on a rate of 2.3% of the income before income taxes of the Company in accordance with generally accepted accounting principles in the fiscal year immediately preceding the year for which such annual salary is calculated. The Company had previously calculated this portion of these named executive officers' compensation at a rate of 3%.
Accordingly, total 2006 salary was premised on the 3% rate applied in 2005. The
2007 salary payment will be based on the new 2.3% rate applied to 2006 income before income taxes. The Company had used the 3% rate for more than 20 years.
The Company believes that the revised 2.3% rate provides an appropriate benchmark upon which to build the compensation for these executives. The 3%
figure was initially selected as it was deemed to be representative of performance-based compensation for chief executive officers and chief operating officers, as well as providing for a compensation level which reflects the performance of the Company. The Company has reduced the rate to 2.3% (of 2006 income) for 2007 purposes, as it believes that this reduced rate is an appropriate measure by reason of the continued increase in the Company's income before income taxes. Joseph F. McCartney, as well as all of our other divisional, regional and district operational managers, is provided with compensation that is based on achieving certain financial and non-financial measures attributable to the service locations under his supervision in conjunction with the goals and objectives of the business plans formulated for those locations. The incentive level escalates as the number of locations being managed increases. The Nominating, Compensation and Stock Option Committee
believes that the annual incentive program provides incentives necessary to retain executive officers and reward them for short-term company performance.

      DISCRETIONARY LONG-TERM EQUITY INCENTIVE AWARDS. The Nominating,
Compensation and Stock Option Committee of the Board of Directors is responsible for determining the individuals who will be granted options, the number of options each individual will receive, the option price per share, and the exercise period of each option. Guidelines for the number of stock options granted to each executive officer are determined using a procedure approved by the Nominating, Compensation and Stock Option Committee based upon several factors, including the executive officer's salary grade, performance and the value of the stock option at the time of grant. We grant options at the fair market value of the underlying stock on the date of grant.

      DEFERRED COMPENSATION PLAN. Since January 1, 2000, we have had a
Supplemental Executive Retirement Plan (the "SERP") for certain key executives and employees. The SERP is not qualified under section 401 of the Code. Under the SERP, participants may defer up to 15% of their earned income on a pre-tax basis. As of the last day of each plan year, each participant will receive a 25%
match of their deferral in our Common Stock based on the then current market value. SERP participants fully vest in our matching contribution three years from the first day of the initial year of participation. The income deferred and our matching contribution are unsecured and subject to the claims of our general creditors. Under the SERP, we are authorized to issue up to 450,000 shares of our common stock to our employees. Pursuant to such authorization, we have
275,000 shares available for future grant at December 31, 2006 (after deducting the 2006 funding of shares delivered in 2007). In the aggregate, since initiation of the SERP, 175,000 shares (including the 2006 funding of shares delivered in 2007) held by the trustee are accounted for at cost, as treasury stock. At December 31, 2006, a total 149,000 of such shares are vested in the participants' accounts.

      EMPLOYEE STOCK PURCHASE PLAN. Since January 1, 2000, we have had a non-compensatory Employee Stock Purchase Plan ("ESPP") for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. The ESPP was implemented through five annual offerings. The first annual offering commenced on January 1, 2000. On February 12, 2004 (effective January 1, 2004), our Board of Directors extended the ESPP for an additional eight annual offerings. Annual offerings commence and terminate on the respective year's first and last calendar day. Under the ESPP, we are authorized to issue up to 1,800,000 shares of our common stock to our employees. Furthermore, under the terms of the ESPP, eligible employees can choose each year to have up to $25,000 of their annual earnings withheld to purchase our common stock. The purchase price of the stock is 85% of the lower of its beginning or end of the plan year market price.

OTHER ELEMENTS OF COMPENSATION AND PERQUISITES.

      MEDICAL INSURANCE. We provide to each named executive officer, the named executive officer's spouse and children such health, dental and optical insurance as we may from time to time make available to our other executives of the same level of employment. This insurance requires an employee co-payment of the insurance premium.

      LIFE AND DISABILITY INSURANCE. We provide each named executive officer such disability and/or life insurance as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment.

                                       10

      AUTOMOBILE ALLOWANCE. We provide each named executive office with an automobile allowance during the term of the named executive officer's employment with us as we in our sole discretion may from time to time make available to our other executive employees of the same level of employment. In lieu of an automobile allowance, we lease an automobile for Thomas A. Cook.

      SPORTING EVENT TICKETS. We obtain season tickets for several Philadelphia sports teams. Although these tickets are intended to be used for entertaining clients, unused tickets are made available to employees, including the named executive officers, for personal use.

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid or accrued during the Company's prior fiscal year to the Company's Chief
Executive Officer, Chief Financial Officer and the three highest paid executive officers whose total salary and bonus exceeded $100,000 in 2006 (the "Named
Executive Officers").

                                                                      Nonqualified
                                                                        Deferred
 Name and principal                                           Stock    Compensation     All Other
      position        Year      Salary           Bonus        Awards     Earnings      Compensation      Total
                                  ($)             ($)          ($)          ($)            ($)            ($)
         (a)           (b)        (c)             (d)          (e)          (h)            (i)            (j)
--------------------  -----  -------------    ----------  ----------  ------------- ----------------   -----------
Daniel P. McCartney   2006   $  998,941(1)            0            0   $   37,474   $   18,705(2)(3)   $1,055,120
Chairman of the
Board and Chief
Executive Officer
Thomas A. Cook        2006   $  998,070(1)            0   $   15,368   $   37,474   $   23,556(2)(4)   $1,074,468
President, Chief
Operating Officer
and Director
James L. DiStefano    2006   $  213,400               0   $    3,202   $    8,022   $    4,172(2)      $  228,796
Chief Financial
Officer and
Treasurer
Richard W. Hudson     2006   $  207,900               0            0   $    7,819   $    4,172(2)      $  219,891
Vice President
Finance and
Secretary
Joseph F
McCartney             2006   $   90,090      $   51,300   $    8,004   $    5,329   $   28,923(2)(5)   $  183,646
Division Vice
President and
Director

------------------

     (1)  Represents a base salary of $75,000 and 3.0% of 2005 reported income before income taxes ($30,799,000), all of which was paid in 2006.

     (2)  Includes automobile allowance, health insurance premiums paid by the
          Company and personal use of tickets for sporting events.

     (3)  Includes automobile allowance of $13,953.

     (4)  Includes automobile allowance of $15,800.

     (5)  Includes health insurance premiums paid by the Company of $20,223 and automobile allowance.

                                       11

GRANT OF PLAN-BASED AWARDS

      The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2006, to each of the Named
Executive Officers:

                      Estimated Future Payouts Under Non-
                          Equity Incentive Plan Awards
        Name             Threshold Target
        (a)                 ($)     ($)     Maximum ($)
                            (c)     (d)       (e)
----------------------------------------------------
Joseph F. McCartney         (1)     (1)     $84,000

(1)   Mr. Joseph McCartney earns performance-based compensation based on the achievement of stated financial goals and non-financial measures consistent with the Company's policies applicable to all divisional managers. He may earn such incentive compensation (bonus) on a total or pro-rata basis dependent on at which level he achieves the specified financial and non-financial goals. The Company has not provided a dollar-value Threshold or Target since, as previously stated, some required goals are not quantifiable.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE GRANTS OF PLAN-BASED
AWARDS TABLE

      The Company has not entered into employment contacts with any of the named executive officers. No options or other equity-based awards were awarded during the fiscal year ended December 31, 2006. No previously granted options or other equity-based awards were re-priced or otherwise materially modified during the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

      The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2006:

                                  OPTION AWARDS
-------------------------------------------------------------------------------------------
                     Number of Securities
                    Underlying Unexercised
                            Options          Option Exercise Price
Name                    (#)Exercisable              ($)              Option Expiration Date
(a)                         (b)(1)                  (e)                     (f)
------------------- ----------------------  ----------------------  -----------------------
Daniel P. McCartney         57,698                $3.7467                 08-21-07
                            26,681                $3.7467                 08-21-07
                            31,829                $4.0945                 12-04-08
                            15,857                $2.2502                 12-06-10
                            90,387                $4.1111                 12-04-11
                             4,828               $20.7100                 12-30-10
                            20,172               $20.7100                 12-30-10
                            30,177               $13.6533                 12-27-14
                             7,323               $13.6533                 12-27-14
                            12,063                $8.2889                 12-26-13
                            44,189                $8.2889                 12-26-13
                            17,787                $5.6222                 12-13-12
                            38,465                $5.6222                 12-13-12
                            22,113                $4.5222                 12-04-11
                            93,447                $3.3000                 12-16-09
Thomas A. Cook              44,441                $2.2502                 12-06-10
                            11,811                $2.2502                 12-06-10
                            33,582                $2.9778                 05-10-11
                           225,000                $4.1111                 12-04-11
                            17,787                $5.6222                 12-13-12

                                       12

                            20,172               $20.7100                 12-30-10
                             4,828               $20.7100                 12-30-10
                            30,177               $13.6533                 12-27-14
                             7,323               $13.6533                 12-27-14
                            44,189                $8.2889                 12-26-13
                            12,063                $8.2889                 12-26-13
                            38,465                $5.6222                 12-13-12
                            50,795                $2.9778                 05-10-11
James L. DiStefano          10,125                $3.4089                 08-21-07
                             9,000                $3.7222                 12-04-08
                            22,500                $4.1111                 12-04-11
                            11,250                $2.2502                 12-06-10
                            14,063                $3.0000                 12-16-09
                             4,715                $5.6222                 12-13-12
                            10,439                $8.2889                 12-26-13
                             7,323               $13.6533                 12-27-14
                             5,172               $20.7100                 12-30-10
                             4,828               $20.7100                 12-30-10
                             7,677               $13.6533                 12-27-14
                            12,063                $8.2889                 12-26-13
                            17,787                $5.6222                 12-13-12
Richard W. Hudson            7,323               $13.6533                 12-27-14
                             7,677               $13.6533                 12-27-14
                             4,828               $20.7100                 12-30-10
                             9,453                $8.2889                 12-26-13
                             5,172               $20.7100                 12-30-10
Joseph F. McCartney          4,715                $5.6222                 12-13-12
                            15,285                $5.6222                 12-13-12
                            10,439                $8.2889                 12-26-13
                            12,063                $8.2889                 12-26-13
                             7,677               $13.6533                 12-27-14
                             5,172               $20.7100                 12-30-10
                             4,828               $20.7100                 12-30-10
                             7,323               $13.6533                 12-27-14

   (1) All options were fully vested on December 31, 2006.

OPTION EXERCISES AND STOCK VESTED

      The following table sets forth information concerning the option exercises and stock vested of each of the Named Executive Officers during the year ended
December 31, 2006:

                                     OPTION AWARDS
                       ----------------------------------------
                         Number of Shares       Value Realized
                        Acquired on Exercise      on Exercise
Name                            (#)                 ($)
(a)                             (b)                 (c)
---------------------  -----------------------  ---------------
Joseph F. McCartney           25,003              $432,451

NONQUALIFIED DEFERRED COMPENSATION

      The following table sets forth information concerning the non qualified deferred compensation of each of the Named Executive Officers during the year ended December 31, 2006:

                                       13

                                                                 Aggregate
                       Executive      Registrant    Aggregate     Balance
                     Contributions  Contributions    Earnings     at Last
                      in Last FY      in Last FY    in Last FY      FYE
     Name                 ($)            ($)           ($)          ($)
      (a)                 (b)            (c)           (d)          (f)
-------------------- -------------  -------------  -----------  ----------
Daniel P. McCartney     149,726         37,474       318,585    1,635,722
Thomas A. Cook          149,726         37,474       207,730    1,270,669
James L. DiStefano       32,539          8,022        65,462      370,769
Richard W. Hudson        31,133          7,819        13,624      114,078
Joseph F. McCartney      21,519          5,329        56,493      303,863

      Since January 1, 2000, we have had a non-compensatory Employee Stock
Purchase Plan ("ESPP") for all eligible employees. All full-time and certain part-time employees who have completed two years of continuous service with us are eligible to participate. The ESPP was implemented through five annual offerings. The first annual offering commenced on January 1, 2000. On February
12, 2004 (effective January 1, 2004), our Board of Directors extended the ESPP for an additional eight annual offerings. Annual offerings commence and terminate on the respective year's first and last calendar day. Under the ESPP, we are authorized to issue up to 1,800,000 shares of our common stock to our employees. Furthermore, under the terms of the ESPP, eligible employees can choose each year to have up to $25,000 of their annual earnings withheld to purchase our common stock. The purchase price of the stock is 85% of the lower of its beginning or end of the plan year market price. Distributions are only made upon an employee's termination from the Company.

DIRECTORS' COMPENSATION

      Directors who are also our employees are not separately compensated for their service as directors. Our non-employee directors received the following aggregate amounts of compensation for the year ended December 31, 2006:

                                 Fees Earned or
                                  Paid in Cash       Total
                   Name                ($)            ($)
                   (a)                 (b)            (j)
           --------------------  --------------  -------------
           Barton D. Weisman(1)   $     5,500    $     5,500
           John M. Briggs (2)     $    41,500    $    41,500
           Robert L. Frome (3)    $    15,000    $    15,000
           Robert J. Moss (4)     $     3,000    $     3,000

(1)   Mr. Weisman had options to purchase 79,843 shares of common stock outstanding as of December 31, 2006.

(2)   Mr. Briggs had options to purchase 32,404 shares of common stock outstanding as of December 31, 2006.

(3)   Mr. Frome had options to purchase 53,501 shares of common stock outstanding as of December 31, 2006.

(4)   Mr. Moss had options to purchase 49,637 shares of common stock outstanding as of December 31, 2006.

DIRECTORS' FEES

      The Company paid each director who is not an employee of the Company $500 for each regular or committee meeting of the Board of Directors attended. Mr.
Frome bills the Company at his customary rates for time spent on behalf of the
Company (whether as a director or in the performance of legal services for the
Company) and is reimbursed for expenses incurred in attending directors'
meetings. Mr. Briggs received a quarterly retainer of $9,000 in respect to his

                                       14

chairmanship of the Audit Committee and serving as the Audit Committee Financial
Expert. The Company did not grant any options to non-employee directors in 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires the Company's Directors, executive officers and 10%
shareholders to file with the Securities Exchange Commission ("SEC") and the
Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) reports which they file.

      To the Company's knowledge, based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, during 2006 all Section 16 (a) filing requirements applicable to its Directors and executive officers were complied with.

SARBANES-OXLEY ACT COMPLIANCE

      Sarbanes-Oxley sets forth various requirements for public companies and directs the SEC to adopt additional rules and regulations.

      Currently, the Company believes it is in compliance with all applicable laws, rules and regulations arising from Sarbanes-Oxley. The Company intends to comply with all rules and regulations adopted by the SEC pursuant to
Sarbanes-Oxley no later than the time they become applicable to the Company.

                                       15

                             AUDIT COMMITTEE REPORT

      The members of the Audit Committee from January 1, 2006 to December 31,
2006 were Messrs. John M. Briggs, Robert J. Moss and Barton D. Weisman. The
Audit Committee met six times during the fiscal year. The Audit Committee is responsible for the appointment of the Independent Auditors for each fiscal year, recommending the discharge of the Independent Auditors to the Board and confirming the independence of the Independent Auditors. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the Independent Auditors' compensation for performing such audit;
reviewing the Company's audited financial statements; and reviewing and approving the Company's internal accounting controls and disclosure procedures, and discussing such controls and procedures with the Independent Auditors.

      The Audit Committee adopted an Amended and Restated Audit Committee
Charter on February 12, 2004, a copy of which is available on the Company's website at www.hcsgcorp.com and is included as ANNEX A to this proxy statement.

      The Company's Independent Auditors are responsible for auditing the financial statements, as well as auditing the Company's internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit
Committee's role does not provide any special assurances with regard to the
Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the Independent Auditors.

      In connection with the audit of the Company's financial statements for the year ended December 31, 2006, the Audit Committee met with representatives from
Grant Thornton LLP, the Company's Independent Auditors, and the Company's
internal auditor. The Audit Committee reviewed and discussed with Grant Thornton
LLP and the Company's internal auditor, the Company's financial management and financial structure, as well as the matters relating to the audit required to be discussed by Statements on Auditing Standards 61 and 90, and Public Company
Accounting Oversight Board Auditing Standard No. 2.

      The Audit Committee and Grant Thornton LLP also discussed Grant Thornton
LLP's independence. On November 21, 2006, the Audit Committee received from
Grant Thornton LLP the written disclosures and the letter regarding Grant
Thornton LLP's independence required by Independence Standards Board Standard
No. 1.

      In addition, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December
31, 2006, as well as management's assessment of internal controls over financial reporting.

      Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the Company's financial statements audited by Grant Thornton LLP, as well as the audit of the Company's internal controls over financial reporting be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
2006.

AUDIT COMMITTEE
John M. Briggs, Chairman
Robert J. Moss
Barton D. Weisman

                                       16

          NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE REPORT

      The compensation of the Chief Executive Officer of the Company is
determined by the Nominating, Compensation and Stock Option Committee. Such
Committee's determinations regarding such compensation are based on a number of factors including, in order of importance:

      o     Consideration of the operating and financial performance of the
            Company, primarily its income before income taxes during the preceding fiscal year, as compared with prior operating periods;

      o     Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and

      o     Consideration of the individual's overall contribution to the Company.

      In consultation with the Chief Executive Officer of the Company, the
Nominating, Compensation and Stock Option Committee develops guidelines and reviews the compensation and performance of the other executive officers of the
Company, as well as any management fees paid by the Company for executive services, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executives services. In addition, the Nominating, Compensation and Stock Option Committee makes recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans, and establishes criteria for the granting of options in accordance with such criteria; and administers such plans. The
Nominating, Compensation and Stock Option Committee reviews major organizational and staffing matters. With respect to director compensation, the Nominating,
Compensation and Stock Option Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Nominating, Compensation and
Stock Option Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to the Board of Directors with equity ownership in the Company encouraged. The
Nominating, Compensation and Stock Option Committee's charter provides that the committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

      The Nominating, Compensation and Stock Option Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of
Regulation S-K with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and
Analysis be included in this proxy statement.

NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE
John M. Briggs
Robert J. Moss

                                       17

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      There were no transactions between any member of the compensation committee and the Company during the fiscal year ended December 31, 2006. No member of the compensation committee was an officer or employee of the Company or any subsidiary of the Company during fiscal 2006.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      In addition to the transactions described under "Director Independence,"
the following transactions are also required to be disclosed pursuant to Item
404 of Regulation S-K.

      Mr. James Cook, the brother of Thomas Cook (a director of the Company, as well as it's President and Chief Operating Officer), has an ownership interest in four nursing homes that have entered into service agreements with the
Company. During the year ended December 31, 2006, these agreements resulted in gross revenues of approximately $4,443,357 to the Company (less than 1% of the
Company's total revenues). Management believes that the terms of each of the transactions with the nursing homes described herein are comparable to those available to unaffiliated third parties.

      Mr. Bryan McCartney, the brother of Daniel McCartney (Chairman of the
Board and the Company's Chief Executive Officer), is employed by the Company as a Senior Vice President. Mr. Bryan McCartney's compensation earned from the
Company during fiscal year 2006 was approximately $525,572. Such compensation earned by Mr. Bryan McCartney is in accordance with the Company's compensation plan for all management personnel in similar positions.

      Mr. Kevin McCartney, the brother of Daniel McCartney, is employed by the
Company as a Divisional Vice President. Mr. Kevin McCartney's compensation earned from the Company during fiscal year 2006 was approximately $192,456 (of which $39,351 represents the value realized on the exercise of stock options).
Such compensation earned by Mr. Kevin McCartney is in accordance with the
Company's compensation plan for all management personnel in similar positions.

      Mr. Joseph McCartney, the brother of Daniel McCartney, is employed by the
Company as a Divisional Vice President and serves as a director of the Company.
Mr. Joseph McCartney's compensation earned from the Company, as an employee, during fiscal year 2006 is described in the Summary Compensation Table, Option
Exercises and Stock Vested Table and Nonqualified Deferred Compensation Table
included herein. Such compensation earned by Mr. Joseph McCartney is in accordance with the Company's compensation plan for all management personnel in similar positions. Mr. Joseph McCartney received no compensation from the
Company from his position as a Company director.

PROCEDURES FOR CONTACTING DIRECTORS

      The Board of Directors has established a process for shareholders to send communications to the Board of Directors. Shareholders may communicate with the board generally or a specific director at any time by writing to: Healthcare
Services Group, Inc., 3220 Tillman Drive, Suite 300, Bensalem, PA 19020,
Attention: Investor Relations. The Company reviews all messages received, and forwards any message that reasonably appears to be a communication from a shareholder about a matter of shareholder interest that is intended for communication to the Board of Directors. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the
Board of Directors generally, to the chairman of the Nominating, Compensation and Stock Option Committee. Because other appropriate avenues of communication exist for matters that are not of shareholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of shareholder interest are not forwarded to the Board of Directors.

                                       18

                                 PROPOSAL NO. 2

        APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
   INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S
                                  CAPITAL STOCK

      Our Board has recommended that the shareholders approve a proposal to permit us to amend our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our capital stock. If our shareholders approve this proposal, the increase would only become effective upon the filing of an Articles of Amendment to our Amended and Restated Articles
of Incorporation (the "Articles of Amendment").

      On March 7, 2007, the Board of Directors authorized an amendment to the
Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's capital stock from thirty million
(30,000,000) shares to one hundred million (100,000,000) shares, of which all shares would be designated as Common Stock. The shareholders are being asked to approve this proposed amendment. The shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

      Under the Company's Amended and Restated Articles of Incorporation, the
Company is authorized to issue up to 30,000,000 shares of Common Stock. On March
7, 2007, the Board of Directors approved and authorized an Amendment to the
Company's Amended and Restated Articles of Incorporation that increases this maximum number of authorized shares of Common Stock by seventy million
(70,000,000) shares to a total of one hundred million (100,000,000) shares, subject to approval by the shareholders of the Company. If the shareholders do not approve the Amendment, then the number of authorized shares of the Company's
Common Stock will remain at 30,000,000.

      The purpose of the proposed Amendment is to provide sufficient shares for future acquisitions, benefit plans, recapitalizations (stock splits or stock dividends) and other corporate purposes. No such use other than to provide for an adequate number of shares for issuance pursuant to the Company's stock compensation plans currently is planned. Once authorized, the additional shares of Common Stock may be issued by the Board of Directors without further action by the shareholders, unless such action is required by law or applicable stock exchange requirements. Accordingly, this solicitation may be the only opportunity for the shareholders to take action in connection with such acquisitions, benefit plans, recapitalizations (stock splits or stock dividends)
and other corporate actions. As of the Record Date, [27,500,000] shares of
Common Stock were issued and outstanding. In addition, the Company has reserved approximately [3,300,000] shares of Common Stock for issuance in connection with the Company's stock option plans or other employee benefit plans or, pursuant to shares issuable upon the exercise of approximately [2,400,000] outstanding incentive and non-qualified options. Consequently, although there is currently a sufficient number of shares authorized to provide for the issuance of shares to be issued in connection with outstanding grants, there is an insufficient number of authorized shares to provide for the issuance of shares in connection with future grants made pursuant to the Company's stock option plans.

      The resolution to be considered by the shareholders at the meeting reads as follows;

      "RESOLVED, that Article 4 of the Amended and Restated Articles of
      Incorporation of Healthcare Services Group, Inc., shall be amended and restated to read in full as follows:

      4. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock with a par value of $.01 per share.

      FURTHER RESOLVED, that the proper officers of Healthcare Services Group,
      Inc. are hereby authorized and directed, after shareholder approval of the proposed amendment, to execute, under its corporate seal, Articles of
      Amendment to the Amended and Restated Articles of Incorporation, and to
      file such Articles of Amendment with the Pennsylvania Department of State.

                                       19

      FURTHER RESOLVED, that the Board of Directors of Healthcare Services
      Group, Inc. may, notwithstanding approval by the shareholders of
      Healthcare Services Group, Inc., at any time prior to the filing of the
      Articles of Amendment with the Pennsylvania Department of State, terminate the proposed amendment and all transactions contemplated by or incident thereto."

PRINCIPAL EFFECTS OF ADDITIONAL AUTHORIZED SHARES

      Our Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the present and future needs of the Company. The increase in authorized Common Stock will provide the Company with a sufficient number of shares to provide for the issuance of shares in connection with future grants made pursuant to the
Company's stock option plans. The issuance of these shares will dilute the equity interests of existing shareholders. Additional shares also will be available for issuance from time to time by the Company in the discretion of the
Board of Directors without further shareholder action, except as may be required under applicable law. These shares may be issued for any proper corporate purpose including, without limitation, acquiring other businesses in exchange for shares of common stock, entering into collaborative arrangements with other companies in which common stock or the right to acquire common stock are part of the consideration, facilitation of broader ownership of the Common Stock by effecting a stock split or issuing a stock dividend, raising capital through the sale of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and attracting and retaining valuable employees by the issuance of additional stock options or restricted stock.

      The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing shareholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the
Company's Amended and Restated Articles of Incorporation, is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company and the Board of Directors has no current intention to use the additional shares of Common Stock in order to impede a takeover attempt.

DESCRIPTION OF COMMON STOCK

      The following statements are brief summaries of certain information relating to the Common Stock. These summaries do not purport to be complete and are subject in all respects to the applicable provisions of the Company's
Amended and Restated Articles of Incorporation with respect to certain rights of the holders of Common Stock.

      Each share of Common Stock is entitled to dividends when and as declared by the Board of Directors out of sources legally available therefor. Each share of Common Stock is entitled to one vote on all matters. On liquidation, the holders of Common Stock are entitled to share pro rata in the net assets of the
Company remaining after the payment of creditors. The Board of Directors is authorized to issue all unissued shares of Common Stock from time to time, as well as previously issued shares held in treasury, without any further action or authorization by shareholders. The holders of Common Stock have no preemptive or conversion rights. The shares of Common Stock presently outstanding are, and the shares reserved for issuance under existing option plans will be, upon issue, fully paid and nonassessable.

VOTE REQUIRED

      Shareholder approval of this proposal is required under Pennsylvania law.
Unless authority has been withheld the proxy agents intend to vote FOR approval of the amendment. Approval of the amendment to the Company's Amended and
Restated Articles of Incorporation, as amended increasing the number of authorized shares of Common Stock by 70,000,000 shares requires the affirmative vote of the holders of a majority of all outstanding shares. An abstention, withholding of authority to vote or broker non-vote, therefore, will have the same legal effect as an "against" vote.

                                       20

      The Board of Directors unanimously recommends that you vote "FOR" approval of the amendment to the Company's Amended and Restated Articles of
Incorporation.

                                       21

                                 PROPOSAL NO. 3

                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The accounting firm of Grant Thornton LLP was selected by the Audit
Committee of the Board as the Independent Auditors of the Company for the fiscal year ending December 31, 2007. Said firm has no other relationship to the
Company. The Board recommends the ratification of the selection of the firm of
Grant Thornton LLP to serve as the Independent Auditors of the Company for the year ending December 31, 2007. A representative of Grant Thornton LLP, which has served as the Company's Independent Auditors since December 1992, will be present at the forthcoming shareholders' meeting with the opportunity to make a statement if he so desires and such representative will be available to respond to appropriate questions. The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all shareholders represented and entitled to vote thereon. An abstention or withholding of authority to vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote. However, brokers that do not receive instructions on this proposal are entitled to vote for the selection of the independent registered public accounting firm.

      Fees billed to Company by Grant Thornton LLP during fiscal year 2006:

      Audit Fees: Audit fees billed to the Company by Grant Thornton LLP during the Company's 2006 fiscal year and 2005 fiscal year for audit of the Company's annual financial statements, reviews of those financial statements included in the Company's quarterly reports on Form 10-Q, and auditing of the Company's internal controls over financial reporting totaled approximately $739,000 and
$705,000, respectively.

      Audit Related Fees: Audit related fees billed to the Company by Grant
Thornton LLP were approximately $29,000 and $34,000, respectively, during the
Company's 2006 fiscal year and 2005 fiscal years. Such fees were primarily for assurance and related services related to employee benefit plan audits, and special procedures required to meet certain regulatory filings' requirements.

      Tax Fees: Tax fees billed by Grant Thornton LLP for tax compliance, tax advice and tax planning totaled approximately $18,000 and $42,000 for the 2006 fiscal year and 2005 fiscal year, respectively.

      All Other Fees: There were no other fees billed to the Company by Grant
Thornton LLP during either of the 2006 or 2005 fiscal years.

                                  OTHER MATTERS

      So far as is now known, there is no business other than that described above to be presented for action by the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting, or any adjournment or postponement thereof, in accordance with the discretion of the persons named therein.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

      To the extent permitted by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received in proper form at the Company's principal office no later than December 11, 2007.

      In accordance with and to the extent covered by Rule 14a-4(c)(1) of the
Exchange Act, if the Company is not notified of a shareholder proposal by
February 26, 2008, such proposal will not be included in the proxy statement for the next year's annual shareholders' meeting and the Company will be permitted to use its discretionary authority in respect thereof.

                                       22

                                  ANNUAL REPORT

      The 2006 Annual Report to Shareholders, including financial statements, is being mailed herewith. If you do not receive your copy, please advise the
Company and another will be sent to you. Certain information contained in our
Annual Report on Form 10-K for the year ended December 31, 2006, filed on
February 23, 2007, is incorporated by reference to this proxy statement.

                                                By Order of the Board of
                                                       Directors,

                                                  DANIEL P. MCCARTNEY
                                                      Chairman and
                                                Chief Executive Officer

Dated: Bensalem, Pennsylvania
       April 10, 2007

      A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, may be obtained without charge by any shareholder of record on the record date upon written request addressed to: Secretary, Healthcare Services Group, Inc.,
3220 Tillman Drive, Suite 300, Bensalem, PA 19020 or by visiting the Company's website at WWW.HCSGCORP.COM.

                                       23

                         HEALTHCARE SERVICES GROUP, INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE RADISSON HOTEL OF BUCKS
                                     COUNTY,
    2400 OLD LINCOLN HIGHWAY, TREVOSE, PA 19047 ON MAY 22, 2007 AT 10:00 A.M.

      The undersigned, revoking all previous proxies, hereby appoints Daniel P.
McCartney and Thomas A. Cook or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all shares of HEALTHCARE SERVICES GROUP, INC. owned by the undersigned at the Annual Meeting of Shareholders of said corporation to be held at the place set forth above, and at any adjournment or postponement thereof, in the transaction of such business as may properly come before the meeting or any adjournment or postponement thereof, all as more fully described in the Proxy Statement, and particularly to vote as designated on the reverse side.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY. IF NO
DIRECTION IS MADE THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINATED
DIRECTORS, FOR THE APPROVAL OF THE PROPOSAL TO INCREASE THE AUTHORIZED CAPITAL
AND FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ALL
AS RECOMMENDED IN THE PROXY STATEMENT, AND IN ACCORDANCE WITH THE DISCRETION OF
THE PROXIES OR PROXY ON ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                                ANNUAL MEETING OF SHAREHOLDERS OF

                                 HEALTHCARE SERVICES GROUP, INC.

                                           MAY 22, 2007

PROOF #1
                                    Please date, sign and mail
                                      your proxy card in the
                                    envelope provided as soon
                                           as possible.

                         Please detach and mail in the envelope provided.

-----------------------------------------------------------------------------------------------
                 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                   PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------

1. TO ELECT EIGHT DIRECTORS.                       2. TO APPROVE  AN  AMENDMENT
                                                      TO THE COMPANY'S  AMENDED    FOR       [ ]
[ ] FOR ALL NOMINEES         O Daniel P.McCartney     RESTATED    ARTICLES   OF
                             O Barton D. Weisman      INCORPORATION TO INCREASE    AGAINST   [ ]
[ ] WITHHOLD AUTHORITY       O Joseph F. McCartney    THE  AGGREGATE  NUMBER OF
    FOR ALL NOMINEES         O Robert L. Frome        SHARES OF  CAPITAL  STOCK    ABSTAIN   [ ]
                             O Thomas A. Cook         AUTHORIZED  TO BE  ISSUED
[ ] FOR ALL EXCEPT           O Robert J. Moss         BY   THE   COMPANY   FROM
    (See instructions below) O John M. Briggs         30,000,000 TO 100,000,000.
                             O Dino M. Ottaviano

3. TO  APPROVE   AND  RATIFY                       4. TO CONSIDER  AND ACT UPON
   THE  SELECTION  OF  GRANT    FOR       [ ]         SUCH  OTHER  BUSINESS  AS    FOR       [ ]
   THORNTON   LLP   AS   THE                          MAY PROPERLY  COME BEFORE
   INDEPENDENT    REGISTERED    AGAINST   [ ]         THE   MEETING   AND   ANY    AGAINST   [ ]
   PUBLIC         ACCOUNTING                          ADJOURNMENT            OR
   NOMINEES:   FIRM  OF  THE    ABSTAIN   [ ]         POSTPONEMENT.                ABSTAIN   [ ]
   COMPANY  FOR ITS  CURRENT
   FISCAL     YEAR    ENDING
   DECEMBER 31, 2007.

-------------------------------------------------------
INSTRUCTION: To  withhold  authority  to  vote  for any
             individual   nominee(s),   mark  "FOR  ALL
             EXCEPT"  and  fill in the  circle  next to
             each  nominee  you  wish to  withhold,  as
             shown here: O
-------------------------------------------------------

-------------------------------------------------------
To change the address on your account, please check the
box at  right  and  indicate  your new  address  in the
address  space  above.  Please note that changes to the
registered  name(s) on the account may not be submitted
via this method. [ ]
-------------------------------------------------------

Signature of Shareholder __________________ Date: ______ Signature of Shareholder ________________
Date: _________

NOTE: Please  sign  exactly  as your name or names  appear on this  Proxy.  When  shares are held jointly,  each holder  should  sign.  When signing as  executor,  administrator,  attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized  officer,  giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                                                         Annex A

                                 HEALTHCARE SERVICES GROUP, INC.

                                     AUDIT COMMITTEE CHARTER

PURPOSE OF THE AUDIT COMMITTEE

      The Audit Committee (the "Committee") is a committee of the Board of
Directors (the "Board") of Healthcare Services Group, Inc. (the "Company")
established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of its financial statements.

      The purposes of the Committee shall be to assist the Board in overseeing:
(i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, (iv) the performance of the Company's independent auditor, and (iv) the Company's system of disclosure controls and system of internal financial, accounting and legal compliance controls. The
Committee shall also provide an open avenue of communication among the independent auditors, financial and other senior management and the Board.

      The Committee shall oversee the Company's accounting and financial reporting processes and the quality and integrity of its financial reports and other financial information provided by the Company to any non-tax governmental body.

      The Committee shall be solely responsible for the appointment, compensation and oversight of the Company's independent auditors, and the independent auditors shall report directly to the Committee.

      The Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to engage, determine funding for, and obtain advice and assistance from independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Company shall also provide funding for ordinary administrative expenses of the Committee that the
Committee deems necessary or appropriate in carrying out its duties.

COMPOSITION AND MEMBERSHIP REQUIREMENTS

      The Board shall appoint the Committee and shall designate its Chairman.
The Committee shall consist of at least three independent directors, each of whom shall satisfy the independence requirements of the Sarbanes-Oxley Act of
2002 and the regulations thereunder (the "Act"), the Securities and Exchange
Commission (the "SEC") and The Nasdaq Stock Market ("Nasdaq"). Without limiting the foregoing, each appointed director shall be independent of the management of the Company, both directly and indirectly, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

      The Committee members shall have working familiarity with basic finance and accounting practices and have the knowledge and experience required to fulfill their responsibilities, as specified by Nasdaq requirements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in that individual's financial sophistication, including being or having been a chief executive officer, a chief financial officer or other senior officer with financial oversight responsibilities and, therefore, shall qualify as a "financial expert," as contemplated by the Act and SEC and Nasdaq rules. The identity of such member(s)
shall be disclosed in periodic filings as required by the SEC.

                                February 12, 2004
                                       A-1

COMMITTEE MEETINGS

          1. COMMITTEE MEETINGS. The Committee shall meet as a committee at least quarterly, or more frequently as circumstances require, either in person or by telephone conference call. The Chairman shall prepare and/or approve an agenda in advance of each meeting. The agenda should be developed in consultation with management, other Committee members and independent auditors, and shall be consistent with this Charter. The Committee shall maintain minutes of meetings and report to the Board on significant results of its activities.
The Chairman shall also be responsible for leadership of the Committee, including presiding over the meetings, making Committee assignments and reporting to the Board. The Chairman shall also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer and the lead independent audit partner. If the Chairman is not present at any meeting, the members of the
Committee may designate a Chairman by majority vote of the Committee members.
Meetings should be scheduled to permit appropriate prior review and timely filing of the Company's interim and year-end financial statements.

          2. MEETINGS WITH INDEPENDENT AUDITORS. The Committee shall meet with the independent auditors prior to the commencement of the audit and to review the annual financial statements prior to their release and at such other times that the Chairman may deem necessary or appropriate for any reason, including at the request of the independent auditors. At the discretion of the Chairman, the principal accounting officers of the Company may be invited to attend the meetings of the Committee held with the independent auditors.

          3. SEPARATE MEETINGS. Each regularly scheduled meeting may conclude with an executive session of the Committee, absent members of management, and on such terms and conditions as the Committee may elect. As part of its job to foster open communication, the Committee may meet periodically with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately.

          4. AVAILABILITY. The Committee shall make itself available to meet with management of the Company to discuss any matters that it or management deems appropriate, and shall be available to the independent auditors during the year for consultation purposes.

COMMITTEE RESPONSIBILITIES AND DUTIES

          The Committee shall assist the Board in fulfilling the Board's oversight responsibilities with respect to financial reporting to stockholders and the SEC, the system of controls that management has established, and the external audit process, and report the results of its activities to the Board.

          The following shall be the principal recurring processes of the
Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate:

          1. REVIEW AND OVERSIGHT PROCEDURES.

a. REVIEW OF CHARTER. The Committee shall review and reassess the adequacy of this Charter at least annually, propose changes to this Charter to the Board for its approval as necessary, and cause this Charter to be published at least triennially in accordance with SEC regulations.

b. REVIEW OF FILINGS, FINANCIAL STATEMENTS AND OTHER DISCLOSURES.

i. The Committee shall review with management (including the principal accounting officers of the Company) and the independent auditors, prior to release, the filings required to be made by the Company with the SEC on an annual and quarterly basis, as well as any other required interim reports, filings or documents that contain financial information about the Company. The
Committee shall specifically review the results of the annual audit of the
Company's consolidated financial statements prior to the filing or distribution thereof, including the Company's disclosures under "Management's Discussion and
Analysis of Financial Condition and Results of Operations," any appropriate matters regarding the clarity of the disclosures in such financial statements, accounting principles, practices and any other matters required to be

                               February 12, 2004
                                      A-2

communicated to the Committee by the independent auditors under Generally
Accepted Auditing Standards. The Committee shall cause the independent auditors to conduct a SAS 100 Interim Financial Review prior to each filing of the
Company's Form 10-Q. The Committee shall recommend to the Board whether the financial statements should be included in the periodic filings of the Company.

ii. The Committee shall review: (a) material issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and material issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b)
analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects on the financial statements of alternative methods pursuant to Generally Accepted
Accounting Principles ("GAAP"); (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (d) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as review of any financial information and earnings guidance provided to analysts and rating agencies.

iii. The Committee shall review analyses and significant findings by the independent auditors with respect to financial reporting issues and judgments made in connection therewith, including (a) any material difficulties or problems with any audit work, (b) any restrictions on the scope of the independent auditors' activities or access to requested information, (c) any significant disagreements with management and the independent auditors and any accounting adjustments noted or proposed by the independent auditors, but not accepted by management, (d) any communications between the independent auditing team and the firm's national office respecting material auditing or accounting issues presented by the engagement, (e) any management or internal control letter issues raised, or proposed to be raised, by the independent auditors to the Company, and (f) any major issue as to the adequacy of the Company's internal controls and specific audit steps adopted in light of material control deficiencies. After completion of such review, the Committee shall make its recommendation to the Board.

c. COMMITTEE OVERSIGHT OF ACCOUNTING PERSONNEL. The Committee shall meet from time to time with the principal accounting officers of the Company to review accounting policies followed, changes therein, accounting controls, and any issues that may be raised by the independent auditors. In conformity with the
Company's continuing policy, the accounting officers shall report to the Board upon submission of the annual and quarterly financial statements of the Company.

d. ANNUAL PERFORMANCE EVALUATION. The Committee shall perform an annual self-evaluation of its performance.

          2. INDEPENDENT AUDITORS.

a. COMMITTEE OVERSIGHT OF INDEPENDENT AUDITORS. The Committee shall have the sole authority regarding, and shall be directly responsible for, the appointment, compensation, oversight, termination and replacement of, as well as funding for, the independent auditors for the purpose of preparing or issuing an audit report or related work, or any non-audit work, subject, if applicable, to stockholder ratification. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors report directly to the Committee, as representatives of the Company's stockholders.

b. Auditors' Independence. The Committee shall annually request from the auditors, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard
1, including fees paid by the Company to the auditors, in accordance with the
Act's requirements; review with the auditors all relationships between the auditors and management of the Company that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

                               February 12, 2004
                                      A-3

c. AUDIT PLAN. Prior to the commencement of the annual audit, the scope of the independent auditors' examination and the planning therefor shall be presented to the Committee by the independent auditors. The Committee shall review the independent auditors' plan and discuss scope, staffing, locations, reliance upon management and general audit approach. The Committee should be satisfied that the audit plan is sufficiently detailed and covers any significant areas of concern that the Committee may have.

d. PRE-APPROVAL OF THE INDEPENDENT AUDITORS' FEES. The Committee shall review and pre-approve both audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted by the Act). This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the
Securities Exchange Act of 1934.

e. INDEPENDENT AUDITORS' REPORT ON PRACTICES. The independent auditors shall report promptly to the Committee (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information, ramifications of such treatment, and the treatment preferred by the auditors;
and (c) all material written communications between the independent audit firm and Company management. The Committee shall also review any problems with management and any other matters required to be communicated to the Committee under Generally Accepted Auditing Standards or applicable rules under or of the
Act, the SEC, Nasdaq, or other regulatory authorities. The independent auditors shall also report on recently issued and adopted accounting standards, the
Company's compliance therewith, and the effect of unusual or extraordinary transactions. The independent auditors must discuss their judgments about the quality and content of the Company's accounting principles with the Committee.

f. QUALITY CONTROL OF THE INDEPENDENT AUDITORS. On an annual basis, the
Committee shall obtain a report from the independent auditors describing (i) the independent auditors' internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues. The Committee shall then present its conclusions with respect to the independent auditor to the full Board.

g. ROTATION OF THE INDEPENDENT AUDITORS. The Committee shall annually (i) assess the qualifications, performance and independence of the auditors and the lead
(or coordinating) audit partner (or other audit partner having primary responsibility for the audit); and ii) take any actions necessary to ensure the rotation, not less than every five years, of the audit partner.

h. HIRING POLICIES. The Committee shall confirm that the Company complied with the Act in the hiring of any employees or former employees of the independent auditors, after consultation with management.

          3. LEGAL COMPLIANCE.

a. LEGAL COMPLIANCE. The Committee shall review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, including corporate securities trading policies.

b. REVIEW OF DISCLOSURES BY OFFICERS. The Committee shall review disclosures made by the Company's principal executive officer and principal financial officer regarding compliance with their certification obligations under the Act, including the Company's disclosure controls and procedures and internal controls for financial reporting.

c. RELATED PARTY TRANSACTIONS. The Committee shall be responsible for reviewing and approving all related party transactions involving the Company and any director, executive officer, other employee, or family member thereof.

                               February 12, 2004
                                      A-4

d. COMMITTEE REVIEW OF CORPORATE POLICIES. The Committee shall review the
Company's policy entitled Standards of Business Conduct, the Company's policy regarding expense accounts and vehicles (such as cars and airplanes), the general use of corporate assets and any other Company policies.

e. COMPLIANCE WITH CONFLICTS OF INTERESTS POLICY. The Committee shall, on behalf of the Board and stockholders of the Company, satisfy itself that the Company's
Standards of Business Conduct policy is strictly adhered to by its officers, directors and employees.

          4. OTHER COMMITTEE ACTIVITIES.

a. EARNINGS RELEASES. The Committee shall discuss earnings releases, prior to their release to the public, as well as financial information and earnings guidance provided to analysts and rating agencies.

b. COMPLAINT PROCEDURES. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding the Company's accounting, internal accounting controls and auditing matters and for the confidential, anonymous submissions by employees of the Company of concerns relating to questionable accounting or auditing matters.

c. COMMITTEE REPORTS. The Committee shall prepare reports to stockholders as required by the SEC `s proxy rules to be included in the Company's annual proxy statement.

d. OTHER. The Committee shall have the power and authority to perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

LIMITATION

          Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Company under the
Pennsylvania Business Corporation Law, as from time to time amended, and this
Charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to, the duties or standard established by the Pennsylvania Business Corporation Law.

                               February 12, 2004
                                      A-5

                                                                         Annex B

                                     CHARTER

                                       OF

             THE NOMINATING, COMPENSATION AND STOCK OPTION COMMITTEE

                       OF HEALTHCARE SERVICES GROUP, INC.

A.        PURPOSE

          The primary objectives of the Nominating, Compensation Committee and
Stock Option Committee (the "Committee") are to assist the Board of Directors
(the "Board") of Healthcare Services Group, Inc. (the "Company") by: (i)
developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to the Company; (ii) identifying, reviewing and evaluating individuals qualified to become Board members and recommending that the Board select director nominees for each annual meeting of the Company's stockholders; (iii) discharging the Board's responsibilities relating to the compensation of Company executives; and (iv) administering the Company's stock option plans or other equity-based compensation plans.

B.        ORGANIZATION

          The Committee shall consist entirely of independent directors, each of whom shall satisfy the applicable independence requirements of The Nasdaq Stock
Market and any other regulatory requirements.

          Committee members shall be elected by the Board at a meeting of the
Board; members shall serve until their successors shall be duly elected and qualified. The Board may, at any time, remove any member of the Committee and fill the vacancy created by such removal. The Committee's chairperson shall be designated by the full Board, comprising a majority of independent directors, or the full Committee. The Chairman will report to the Board from time to time, no less often than annually, on the Committee's activities.

          The Committee may form and delegate authority to subcommittees when appropriate.

C.        MEETINGS

          The Committee will meet no less than one time per year. Special meetings may be convened as required. The Committee shall meet in Executive
Session when appropriate. The chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

D.        RESPONSIBILITIES

          The Committee shall have the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

          GENERAL

          1. Develop principles of corporate governance and recommend them to the Board for its approval;

          2. Review periodically the principles of corporate governance approved by the Board to ensure that they remain relevant and are complied with;

          3. Review periodically the Certificate of Incorporation and By-Laws of the Company and recommend to the Board changes thereto in respect of good corporate governance;

                                      B-1

          4. Have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors in connection with the performance of its duties and responsibilities;

          5. In consultation with the Chief Executive Officer, participate in developing major strategic and financial objectives including the Company's strategic plan, annual budget and financial goals;

          6. Establish a target for director stock ownership;

          7. Establish policies for Board access to management;

          8. Take such other actions regarding the manner of governance of the
Company, including the adoption of principles of corporate governance, or that are otherwise within the Committee's scope of duties, from time to time that are in the best interests of the Company and its stockholders, as the Committee shall deem appropriate.

          BOARD COMPOSITION AND EVALUATION; NOMINATIONS

          9. When deemed advisable, identify potential candidates and recommend for nomination, candidates for membership on the Board. The Committee shall have the sole authority to retain and terminate any search firm used to identify candidates for the Board;

          10. Gather information on such candidates, conduct inquiries into the backgrounds and qualifications of such candidates, and conduct interviews and meetings with such candidates or their references;

          11. Make recommendations to the Board regarding overall Board composition and makeup, including having a majority of independent directors on the Board;

          12. Make recommendations to the Board regarding the composition and size of the Board, with the goal of ensuring that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

          13. Make recommendations to the Board with regard to the criteria for selection of Board members;

          14. Assist the Board in planning for continuity on the Board as existing Board members retire or rotate off the Board;

          15. Recommend to the Board an appropriate course of action upon the resignation of current Board members;

          16. Conduct an annual Board evaluation;

          DIRECTOR COMPENSATION

          17. Design a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests;

          BOARD COMMITTEE COMPOSITION

          18. Periodically review the composition of each Board committee;

          19. Recommend to the Board persons to be members of Board committees;

                                      B-2

          EXECUTIVE OFFICER SUCCESSION

          20. In consultation with the Chief Executive Officer, make recommendations to the Board with regard to a succession plan for the Chief
Executive Officer in case of his resignation, retirement or death;

          21. Assist the Chief Executive Officer in succession planning for other executive officers;

          EXECUTIVE OFFICER COMPENSATION

          22. Review and approve, in the absence of the Chief Executive Officer, corporate goals relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of these goals and objectives, and set the Chief Executive Officer's compensation;

          23. Develop an annual report, which describes the Chief Executive
Officer's compensation, other executive officers' compensation and management fees, if any, paid by the Company for executive services, for inclusion in the
Company's proxy statement, in accordance with applicable rules and regulations;

          24. In consultation with the Chief Executive Officer, develop guidelines and review the compensation and performance of the other executive officers of the Company, as well as any management fees paid by the Company for executive services, and set the compensation of the executive officers of the
Company and/or any management fees paid by the Company for executives services;

          25. Make recommendations to the Board with respect to
incentive-compensation plans and equity-based plans, and establish criteria for the granting of options in accordance with such criteria; and administer such plans;

          26. Review major organizational and staffing matters;

          27. Review director compensation levels and practices, and recommend, from time to time, changes in such compensation levels and practices to the
Board with equity ownership in the Company encouraged;

          28. Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval;

          29. Perform any other activities under this Charter, the Company's
By-laws or governing law as the Committee or the Board deems appropriate.

          STOCKHOLDERS

          30. Review the procedures and communication plans for stockholder meetings to ensure that the rights of stockholders are fully protected, that required information concerning the Company is adequately presented and that the meetings promote effective communication between the Company and its stockholders on matters of importance;

          31. Recommend to the Board ways and means for the Board and management of the Company to communicate with stockholders between annual meetings of the stockholders;

          CONFLICTS OF INTEREST

          32. Pre-approve consulting agreements with Board members;

          33. Approve any actual and potential conflicts of interest a Board member may have and issue to a Board member having an actual or potential conflict of interest instructions on how to conduct him/herself in matters that may pertain to such a conflict; and

          34. Adopt and revise, as necessary, a Conflicts of Interest Policy and oversee its implementation.

                                      B-3

E.        COMMITTEE RESOURCES

The Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors. The Committee shall determine

                                      B-4